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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 FORM 8-A 12B/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     PAMECO CORPORATION (FORMERLY KNOWN AS NEW PAMECO GEORGIA CORPORATION)
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            Georgia                                  51-0287654
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(STATE OF INCORPORATION OR ORGANIZATION)   (I.R.S. EMPLOYER IDENTIFICATION NO.)

1000 Center Place, Norcross, Georgia                   30093
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)


Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class                      Name of each exchange on which
         to be so registered                      each class is to be registered

CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE      NEW YORK STOCK EXCHANGE
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If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.[ ]



If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.[ ]



Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                      ----
                                (Title of Class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Incorporated herein by reference is the description of common stock set forth under the heading "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1, as amended, under the Securities Act of 1933, as amended, initially filed on March 27, 1997.

ITEM 2.   EXHIBITS.

  II.3.1 Amended and Restated Articles of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-24043) under the Securities Act of 1933, as amended, filed on May 1, 1997.

  II.3.2 Amended and Restated Bylaws of Registrant (incorporated herein by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-24043) under the Securities Act of 1933, as amended, filed on May 1, 1997.

  II.4.1  Specimen of form of certificate representing shares of Class A
          Common Stock of Registrant, par value $0.01 per share (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-24043) under the Securities Act of 1933, as amended, filed on May 19, 1997.

 II.10.13 Amendment No. 1 to Stockholders' Agreement, dated as of June
          16, 1994, among the Registrant, the Investor Group, The Bank of Nova Scotia, Brian R. Esher and certain employees of the Company, (incorporated herein by reference to Exhibit 10.13 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-24043) under the Securities Act of 1933, as amended, filed on March 27, 1997.

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


June 3, 1997                                  PAMECO CORPORATION (FORMERLY KNOWN
                                              ----------------------------------
                                              AS NEW PAMECO GEORGIA CORPORATION)
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                                                              (Registrant)



                                              By:
                                                 ----------------------------
                                                 Theodore R. Kallgren
                                                 Chief Financial Officer

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